Exhibit 10.1

DYNAVOX INC.

2010 LONG-TERM INCENTIVE PLAN

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of the date set forth on the signature page hereto (the “Date of Grant”) between DynaVox Inc. (the “Company”) and the individual named on the signature page hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the DynaVox Inc. 2010 Long-Term Incentive Plan, as it may be amended or supplemented from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein (the “RSUs”) to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Cause: “Cause” shall mean “Cause” as defined in any employment, severance or similar agreement then in effect between the Participant and any member of the Company Group or, if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean a termination of Employment of the Participant by any member of the Company Group due to (i) the commission by the Participant of an act of fraud or embezzlement, (ii) the indictment or conviction of the Participant for a felony or a crime involving moral turpitude or a plea by the Participant of guilty or nolo contendere involving such a crime, (iii) the malfeasance or willful misconduct by the Participant in the performance of the Participant’s duties, including any misrepresentation or concealment by the Participant on any report submitted to any member of the Company Group, (iv) the violation by the Participant of a written company policy regarding employment, including substance abuse, sexual harassment or discrimination, or the Company’s insider trading policy and/or the related riders to the Company’s Code of Conduct, (v) the willful failure of the Participant to render services to any member of the Company Group in accordance with the Participant’s employment which failure amounts to a material neglect of the Participant’s duties to any member of the Company Group, (vi) the repeated failure of the Participant to comply with reasonable directives of the Board or the Chief Executive Officer of the Company consistent with the Participant’s duties, or (vii) the material breach by the Participant of any of the provisions of any agreement between the Participant, on the one hand, and any member of the Company Group, on the other hand.

(b) Company Group: The Company and its Subsidiaries.

(c) Good Reason: “Good Reason” shall mean “Good Reason” as such term may be defined in any employment, severance or similar agreement in effect at the time of the Participant’s termination of Employment between the Participant and any member of the Company Group, or, if there is no such agreement or such term is not defined therein, “Good Reason” shall mean, without the Participant’s consent, a change by the applicable member of the Company Group in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the applicable member of the Company Group, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of the Company Group generally); provided that, notwithstanding anything to the contrary in the foregoing, (i) the Participant shall only have “Good Reason” to terminate employment following the applicable member of the Company Group’s failure to remedy the act or omission which is alleged to constitute “Good Reason” within fifteen (15) days following such member’s receipt of written notice from the Participant specifying such act or omission and (ii) none of the foregoing acts or omissions shall be deemed to constitute “Good Reason” if such act or omission is a direct consequence of the Company not being publicly owned or of a change in the nature and number of the Company’s stockholders.

2. Grant and Vesting of RSUs.

(a) Grant. Subject to the terms and conditions of the Plan and the additional terms set forth in this Agreement, the Company hereby grants to the Participant the number of RSUs set forth on the signature page hereto, subject to adjustment as set forth in the Plan.

(b) Vesting. Subject to the Participant’s continued Employment through the applicable vesting date, to the extent applicable, the RSUs shall vest at the times set forth on the signature page hereto.

3. Termination of Employment/Engaging in Competitive Activity.

(a) In the event of any termination of the Participant’s Employment for any reason, all then unvested RSUs shall be forfeited by the Participant without consideration as of the date of such termination, and the Participant shall have no further rights with respect thereto.

(b) Notwithstanding anything to the contrary in this Agreement, (x) in the event of the termination of the Participant’s Employment (i) by any member of the Company Group without Cause or (ii) by the Participant for Good Reason, in each case, within the two (2) year period following a Change in Control, the RSUs, to the extent not then vested or previously forfeited or cancelled, shall become fully vested effective as of the termination date and (y) if the Participant engages in Competitive Activity (as defined below), any unvested RSUs or any Shares transferred in settlement of vested RSUs, in each case, shall be forfeited immediately without consideration. The Committee shall be empowered to take any actions necessary to effectuate the foregoing forfeitures, without any action by the Participant.

4. Settlement of RSUs.

(a) On each applicable vesting date, but in no event later than the 30th day following such date, the Company shall issue or cause there to be transferred to the Participant, a number of Shares equal to the number of RSUs which became vested on such date; provided that, upon the issuance or transfer of Shares to the Participant, in lieu of a fractional Share, the Participant shall receive a cash payment equal to the Fair Market Value of such fractional Share.

(b) Upon each issuance or transfer of Shares in accordance with Section 4(a) of this Agreement, a number of RSUs equal to the number of Shares issued or transferred to the Participant (including fractional shares settled in cash) shall be extinguished.

5. Restrictive Covenants.

(a) Competitive Activity. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees that the Participant will not engage in Competitive Activity. The Participant shall be deemed to have engaged in “Competitive Activity” if during the period commencing on the Date of Grant and ending on the second anniversary of the date the Participant terminates Employment with the Company Group, the Participant, whether on the Participant’s own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly: (A) solicits, or assists in soliciting, the business of any client or prospective client of any member of the Company Group, or solicits or assists in soliciting or hires any employee of any member of the Company Group, or interferes with, or attempts to interfere with, the relationships between any of the members of the Company Group, on the one hand, and any of its customers, clients, suppliers, partners, members, employees or investors, on the other hand; (B) becomes an employee, agent, representative, consultant, partner, shareholder or holder of any other financial interest with respect to any person or entity that competes with any member of the Company Group (or that conducts the type of business that any of the members of the Company Group has taken concrete action to conduct in the future), provided, that the Participant may, directly or indirectly, own, solely as an investment, securities of any person or entity engaged in the business of the Company Group which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (x) is not a controlling person of, or a member of a group which controls, such person or entity and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such person or entity; or (C) utters or issues any disparaging or derogatory remarks, or makes any untruthful statements, including pursuant to any press release or public statement, about any member of the Company Group regarding any of the members of the Company Group’s financial status, business, compliance with laws, ethics, members, managing members, partners, personnel, directors, officers, employees, consultants, agents, services, business methods or otherwise, or utters or issues any other statements that are reasonably likely to disparage any of the members of the Company Group or are otherwise degrading to any of the members of the Company Group’s reputation in the business industry or legal community in which such member operates, provided that the Participant shall be permitted to make any statement that is required by applicable law or necessary to respond in a legal or regulatory proceeding. Notwithstanding the foregoing, if the Participant is subject to a more restrictive non-competition, non-solicitation or non-disparagement covenant in any employment or other agreement with any member of the Company Group, the most restrictive of such non-

competition, non-solicitation and non-disparagement covenants shall apply; it being understood that the activities which the Participant is prohibited from engaging in contained herein or in such other non-competition, non-solicitation or non-disparagement covenants all shall be deemed to be “Competitive Activity” for purposes of this Agreement.

(b) Activity Date. If the Participant engages in Competitive Activity, the “Activity Date” shall be the first date on which the Participant engages in such Competitive Activity.

(c) In addition to any other remedies specified herein (including injunctive relief) or otherwise permitted by law, if the Participant engages in Competitive Activity after the RSUs have been settled in accordance with Section 4 above and such Shares have been sold or otherwise transferred, then the Participant shall be required to pay to the Company, within ten (10) business days following the Activity Date, an amount equal to the aggregate Fair Market Value of such sold or transferred Shares, determined as of the date each such Share was delivered to the Participant by the Company.

(d) It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 5 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e) A violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, this RSU entitles the Company to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

6. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, any member of the Company Group. Further, any member of the Company Group may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7. No Rights as a Stockholder. The Participant’s interest in the RSUs shall not entitle the Participant to any rights as a stockholder of the Company (including, without limitation, any rights to accrual or payment of dividends declared on Shares). The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance with Section 4.

8. Limitation on Obligations. The Company’s obligation with respect to the RSUs granted hereunder is limited solely to the delivery to the Participant of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, unless as otherwise provided for herein. The RSUs granted hereunder shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

9. Adjustments Upon Certain Events. The Committee shall make certain substitutions or adjustments to any RSUs subject to this Agreement pursuant to Section 10(a) of the Plan.

10. Legend on Certificates. To the extent applicable, all certificates (or book entries) representing the Shares issued upon settlement of the RSUs shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or notations made next to the book entries) to make appropriate reference to such restrictions.

11. Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. Notwithstanding the foregoing, the Chief Legal Officer of the Company may permit the transfer, in accordance with any rules established by the Committee in connection therewith, of all or a portion of the RSUs granted hereunder to an estate planning vehicle established by the Participant.

12. Withholding. As a condition to the Company’s issuance of any Shares as provided in Section 4, the Participant must remit to the Company an amount sufficient to satisfy Federal, state, local or foreign withholding tax requirements. The payment shall, at the Participant’s election and subject to such procedures as the Committee or the Company may require, be in (i) cash, (ii) a reduction in the number of Shares otherwise issuable or deliverable to the Participant pursuant to this Agreement having a Fair Market Value equal to the minimum statutory withholding, or (iii) a combination of clauses (i) and (ii); provided, that if the Participant has not made satisfactory arrangements to satisfy the applicable tax withholding requirements prior to the vesting date of any RSUs, then the Company shall satisfy such tax withholding requirements in accordance with clause (ii) hereof or by withholding the applicable amount from any other payment due to the Participant. The value of any Shares delivered or withheld as payment in respect of withholding tax requirements shall be determined by reference to the Fair Market Value of such Shares as of the date of such withholding or delivery.

13. Securities Laws. Upon the acquisition of any Shares pursuant to the settlement of RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

14. Notices. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the Chief Legal Officer, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.

16. Amendment. This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.

17. RSUs Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs (and the Shares issuable thereunder) are subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan the applicable terms and provisions of the Plan, as applicable will govern and prevail.

18. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

19. Section 409A. This Agreement is intended to be exempt from and/or comply with the provisions of Section 409A of the Code and any regulations or other pronouncements promulgated thereunder (“Section 409A”). Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A, including, without limitation, by delaying the issuance of the Shares contemplated hereunder. Notwithstanding anything herein to the contrary, if at the time of a Participant’s “Separation from Service” within the meaning of Section 409A, the Participant is a “specified employee” as defined in Section 409A and a delay in the issuance of Shares as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Committee shall delay such issuance until the date that is six months and one day following the Participant’s Separation from Service (or the earliest date as is permitted under Section 409A). The Committee shall implement the provisions of this Section 17 in good faith; provided, that neither the Company, the Committee, the Board, nor any of the Company’s or its Subsidiaries’ or Affiliates’ employees or representatives shall have any liability to Participants with respect to this Section 17, including any liability to compensate the Participant for the delay in issuance (through payment of interest or otherwise).

20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DYNAVOX INC.

By

Its

[NAME OF PARTICIPANT]

The Date of Grant is                     .

The number of RSUs is                     .

Subject to the Participant’s continued Employment through the applicable vesting date, to the extent applicable, the RSUs shall vest as follows: (i) 25% of the Shares subject to such RSUs shall be vested on the Date of Grant and (ii) an additional 25% of the Shares subject to such RSUs shall vest on each of the first, second and third anniversaries of the Date of Grant.